Filed Pursuant to Rule 424(b)(3)

File No. 333-231938

A3 ALTERNATIVE INCOME FUND

Shares of Beneficial Interest (AAACX)

Supplement dated May 20, 2021

to the Prospectus and Statement of Additional Information dated December 22, 2020

Effective immediately, the following changes are made to the Fund’s Prospectus and Statement of Additional Information:

•	All references to “A3 Alternative Credit Fund” are replaced with A3 Alternative Income Fund;”
•	All references to the Fund’s policy to invest 80% of its net assets in “credit investments” as defined in the prospectus, should be disregarded; and
•	All reference to “Foreside Fund Partners, LLC” are replaced with “Foreside Financial Services, LLC.”

This Supplement, and the Fund’s Prospectus and Statement of Additional Information, each dated December 22, 2020, provide information that you should know before investing in the Fund and should be retained for future reference. The Prospectus and Statement of Additional Information have been filed with the Securities and Exchange Commission and are incorporated herein by reference. These documents are available upon request and without charge by calling (877) 774-7724.

Please retain this Supplement for future reference.